Exhibit 10.1

June 20, 2018

Wright Medical Group, Inc.

1023 Cherry Road

Memphis

Tennessee 38117

Attn: James Lightman

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam,

The Netherlands

Attn: James Lightman

Re:	Exchange and/or Subscription for Wright Medical Group, Inc. 1.625% Cash Exchangeable Senior Notes due 2023

Ladies and Gentlemen:

Wright Medical Group, Inc., a Delaware corporation (the “Company”), is offering its 1.625% Cash Exchangeable Senior Notes due 2023 (the “New Notes”), which are to be fully and unconditionally guaranteed (the “Guarantee”) by Wright Medical Group N.V. a Dutch public company with limited liability (naamloze vennootschap) (the “Guarantor”).

The undersigned (the “Investor”), for itself and on behalf of the beneficial owners (if any) listed on Exhibit A and/or Exhibit D hereto (each, an “Account”) for whom the Investor has been duly authorized to enter into the New Notes Offering, may:

(1)	subscribe to the New Notes by means of an exchange (the “Exchange”) of certain 2.00% Cash Convertible Senior Notes due 2020 (CUSIP 98235T AE7 and ISIN: US98235TAE73) of the Company, fully and unconditionally guaranteed by the Guarantor (the “Old Notes”) for an amount of New Notes (each participating Account, including the Investor if it is a beneficial owner listed on Exhibit A, an “Exchanging Holder”); and/or

(2)	subscribe for and purchase from the Company (the “Subscription” and, the Exchange and/or the Subscription, as applicable, the “New Notes Offering”) New Notes for cash,

in each case, pursuant and subject to the terms and conditions set forth in this agreement (the “Exchange/Subscription Agreement”).

The Investor and each Account understands that the New Note Offering is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the New Note Offering is only being made to investors who are both “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon a private placement exemption from registration under the Securities Act. The New Note Offering is described in, and is being made pursuant to, the Preliminary Private Placement Circular, dated June 15, 2018, as supplemented by the Preliminary Exchange Supplement, dated June 15, 2018 (collectively, the “Preliminary Private Placement Circular”), the Pricing Term Sheet, to be dated on or about June 20, 2018 (the “Pricing Term Sheet”) and the Final Private Placement Circular, to be dated on or about June 20, 2018, as supplemented by the Final Exchange Supplement to be dated on or about June 20, 2018 (collectively, the “Final Private Placement Circular” and, together with the Preliminary Private Placement Circular and the Pricing Term Sheet, the “Private Placement Documents”).

1.	The Exchange. If the Investor and any Exchanging Holders are participating in the Exchange, subject to the terms and conditions of this Exchange/Subscription Agreement, (a) the Investor, on behalf of itself and each participating Exchanging Holder, hereby agrees to subscribe for and purchase from the Company the Exchanged New Notes (as defined below) and (b) the Investor shall exchange, and shall cause the other Exchanging Holders to exchange, the aggregate principal amount (the “Exchanged Principal Amount”) of Old Notes set forth in column 2 of Exhibit A hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) for New Notes having an aggregate principal amount, for each Exchanging Holder, equal to the product of (x) the Exchange Ratio, as set forth in Exhibit A and (y) the Exchanged Old Notes for such Exchanging Holder, rounded to the nearest integral multiple of $1,000 in principal amount, if applicable, as set forth in column 4 of Exhibit A hereto (such aggregate principal amount of New Notes, as so rounded, if applicable, the “Exchanged New Notes”), and the Company agrees to issue such Exchanged New Notes to the Exchanging Holders in exchange for such Exchanged Old Notes. For the avoidance of doubt, the Company will not make any separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the Closing Date (as defined below) for the Exchanged Old Notes. Instead, such amounts will be deemed to be paid by the exchange of the Exchanged Old Notes for the Exchanged New Notes.

2.	The Subscription. If the Investor is participating in the Subscription for itself and on behalf of any participating Accounts, subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor (for itself and on behalf of such Accounts) hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, additional New Notes (the “Purchased New Notes”) having an aggregate principal amount as set forth on Exhibit D hereto (the “Purchased Principal Amount”), for an aggregate purchase price in cash for such Purchased New Notes as set forth in Exhibit D (such aggregate cash purchase price, the “Cash Purchase Price”).

3.	The Closing. The closing of the New Note Offering (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 at 10:00 a.m., New York City time, on June 28, 2018, or at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”).

4.	The Terms of the New Note Offering; Closing Mechanics.

Subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) sells, assigns and transfers to the Company, all right, title and interest in the Exchanged Old Notes indicated Exhibit A hereto, in satisfaction of the consideration for the Exchanged New Notes, (b) waives any and all other rights with respect to such Exchanged Old Notes, and (c) releases and discharges the Company and the Guarantor from any and all claims the Investor may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes.

(a)	The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes. At or prior to the times set forth in the Exchange/Subscription Procedures set forth in Annex B hereto (the “Exchange/Subscription Procedures”), the Investor shall:

(i)	if participating in the Subscription only, transfer the Cash Purchase Price by wire of immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures;

(ii)	if participating in the Exchange only, deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee of the Old Notes (in such capacity, the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures; and

(iii)	if participating in the both the Exchange and the Subscription:

A.	transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures; and

B.	deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to the Old Notes Trustee, for the account/benefit of the Company as instructed in the Exchange/Subscription Procedures.

(b)	On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof, and (1) the prior receipt, by the Company of the Cash Purchase Price from the Investor, if the Investor is participating in the Subscription only pursuant to clause (a)(i) above, (2) the prior receipt by the Old Notes Trustee from the Exchanging Holders of the Exchanged Old Notes, if the Investor and/or any Exchanging Holders are participating in the Exchange only pursuant to clause (a)(ii) above, and (3) the prior receipt by the Old Notes Trustee from the Exchanging Holders of the Exchanged Old Notes and the prior receipt by the Company of the Cash Purchase Price if the Investor is participating in both the Exchange and the Subscription pursuant to clause (a)(iii) above:

(i)	the Company shall execute and deliver the Indenture, dated as of the Closing Date (the “Indenture”), between the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “New Notes Trustee”); and

(ii)	the Company shall execute, cause the New Notes Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor in Exhibit C hereto, the Exchanged New Notes (if the Investor is participating in the Exchange) and/or the Purchased New Notes (if the Investor is participating in the Subscription), as the case may be.

All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

5.	Representations and Warranties of the Guarantor and the Company. Each of the Company and the Guarantor jointly and severally represents and warrants to the Investor that:

(a)	Organization. It is duly organized and is validly existing under the laws of its jurisdiction of organization.

(b)	Due Authorization. This agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(c)	Authorization of New Notes. The New Notes have been duly authorized by the Company and, when issued, authenticated and delivered in accordance with the Indenture and this Exchange/Subscription Agreement and paid for by the Investor and/or exchanged for Old Notes (as the case may be) by the Exchanging Holders in accordance with the terms hereof, the New Notes will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(d)	Authorization of Indenture. The Indenture has been duly authorized by each of the Company and the Guarantor and, when duly authorized, executed and delivered by the New Notes Trustee, will constitute a legal, valid and binding obligation of both the Company and the Guarantor, enforceable against the Company and the Guarantor, respectively, in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(e)	Authorization of Guarantee. The Guarantee has been duly authorized by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(f)	Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange/Subscription Agreement, (1) each of the issuance of the Exchanged New Notes in connection with the Exchange and/or the issuance of the Purchased New Notes in connection with the Subscription, as the case may be, pursuant to this Exchange/Subscription Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(g)	New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(h)	Taxes. (i) Each of the Guarantor and its subsidiaries (including the Company) has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof or have requested extensions thereof (except for cases in which the failure to pay or file would not reasonably be expected to have a material adverse effect or except as currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles and International Financial Reporting Standards have been created in the financial statements of the Company and the Guarantor, as applicable); and (ii) except as otherwise disclosed in the Private Placement Documents, there is no tax deficiency that has been, nor does the Guarantor nor any of its subsidiaries (including the Company) have any notice or knowledge of any tax deficiency which would reasonably be expect to be asserted against the Guarantor or any of its subsidiaries (including the Company) or any of their respective properties or assets, in each case, except as would not have a material adverse effect.

6.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company and the Guarantor that:

(a)	The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)

If the Investor is participating in the Exchange, the Investor has full power and authority to (i) subscribe for and purchase from the Company the Exchanged New Notes, (ii) exchange, sell, assign and transfer the Exchanged Old Notes exchanged hereby and to enter into this Exchange/Subscription Agreement and perform all obligations required to be performed by the Investor hereunder. If the Investor is executing this

Exchange/Subscription Agreement on behalf of an Account, (i) the Investor has all requisite authority to enter into this Exchange/Subscription Agreement on behalf of, and, bind, each Account to the terms of this Agreement, and (ii) Exhibit A hereto is a true, correct and complete list of (A) the name of each Account participating in the Exchange and (B) the principal amount of each Account’s Exchanged Old Notes.

(c)	Each Exchanging Holder participating in the Exchange has been the beneficial owner of the Exchanged Old Notes continuously since at least June 15, 2018, and is the current beneficial owner of the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

(d)	If the Investor is participating in the Subscription on behalf of an Account, (i) the Investor has all requisite authority to enter into this Subscription Agreement on behalf of, and, bind, each Account to the terms of this Agreement, and (ii) Exhibit D hereto is a true, correct and complete list of the name of each Account participating in the Subscription.

(e)	Participation in the New Note Offering will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (or, if applicable, the Accounts) and (2) the charter or bylaw (or equivalent organizational documents) of the Investor (or, if applicable, the Accounts).

(f)	The Investor and each Account is a resident of the state set forth in Exhibit C and, unless otherwise set out in Exhibit A or Exhibit D hereto, is not acquiring the Exchanged New Notes or the Purchased New Notes as a nominee or agent or otherwise for any other person.

(g)	The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Exchange or Subscription, as the case may be, or sells New Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and neither the Company nor the Guarantor shall have any responsibility therefor.

(h)	The Investor and each Account has received a copy of the Private Placement Documents. The Investor, on behalf of itself and each Account, acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the New Note Offering or the Guarantor or any of its subsidiaries (including the Company), other than as contained in the Private Placement Documents or in the information given by the Guarantor’s and the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Guarantor and its subsidiaries (including the Company) and the terms of the New Note Offering; and (2) the Guarantor and its subsidiaries (including the Company) do not take any responsibility for, and neither the Guarantor nor any of its subsidiaries (including the Company) can provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor, on behalf of itself and each Account, hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Private Placement Documents or any such other information.

(i)	The Investor and each Account understands and accepts that acquiring the New Notes in the New Note Offering involve risks, including those described in the Private Placement Documents. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the New Note Offering and an investment in the New Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the New Note Offering and this Exchange/Subscription Agreement. The Investor and each Account has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor and each Account is able to bear the risks associated with an investment in the New Notes.

(j)	The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Guarantor, the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the New Note Offering and receive the New Notes pursuant to the terms hereof. It is understood that information provided in the Private Placement Documents, or by the Guarantor, the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the New Note Offering, and that none of the Guarantor, the Company or the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the New Note Offering.

(k)	The Investor confirms, for itself and for each Account, that neither the Guarantor, the Company or the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (2) made any representation to the Investor nor any Account regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the New Note Offering, neither the Investor nor any Account not relying on the advice or recommendations of the Guarantor, the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor or such Account.

(l)	The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Guarantor and its subsidiaries (including the Company) and has conducted its own investigation of the Guarantor and its subsidiaries (including the Company) and the New Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Guarantor’s filings with the Securities and Exchange Commission and such other information concerning the Guarantor and its subsidiaries (including the Company) and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the New Note Offering. The Investor and each Account has been offered the opportunity to ask questions of the Guarantor and the Company and their respective representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the New Note Offering and the New Notes.

(m)	The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

(n)	The Investor and each Account is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees, for itself and on behalf of each Account, to furnish any additional information reasonably requested by the Guarantor or the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the New Note Offering.

(o)	The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, either the Guarantor or the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of either the Guarantor or the Company.

(p)	The Investor and each Account is acquiring the New Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes. The Investor and each Account understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor, for itself and on behalf of each Account, in this Exchange/Subscription Agreement.

(q)	The Investor and each Account understands that each of the Guarantor and the Company is relying upon the representations and agreements contained in this Exchange/Subscription Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the New Note Offering meets the requirements for the exemptions referenced in clause (p) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after the confidential information (as described in the confirmatory email received by the Investor from the Placement Agent (the “Wall Cross Email”)) is made public and prior to the Closing in connection with the issuance and sale of the New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(r)	The Investor and each Account acknowledges that the New Notes have not been registered under the Securities Act. As a result, the New Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described under the heading “Transfer restrictions” in the Private Placement Circular and the Investor hereby agrees, for itself and on behalf of each Account, that neither it nor any Account will sell the New Notes other than in compliance with such transfer restrictions.

(s)	The Investor and each Account acknowledges that the terms of the New Note Offering have been mutually negotiated between the Investor (for itself and on behalf of each Account), the Guarantor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the New Note Offering on behalf of itself and each Account.

(t)	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the financial advisor, Perella Weinberg Partners LP, in respect of the New Note Offering, a portion of which is to be paid to the Placement Agent.

(u)	The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Guarantor, the Company, the Old Notes Trustee or the New Notes Trustee to complete the New Note Offering.

(v)	The Investor and each Account understands that, unless the Investor notifies the Guarantor and the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Exchange/Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(w)	The Exchanging Holders’ participation in the New Note Offering was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged Old Notes.

(x)	The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the New Note Offering and that neither the Guarantor, the Company or the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the New Note Offering. The Investor acknowledges that neither it nor any Account became aware of the New Note Offering through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(y)	The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its and each Account’s beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

(z)	The Investor and each Account is a qualified investor as defined in the Prospectus Directive.

“Prospectus Directive” means Directive 2003/71/EC of the European Union, and any amendments thereto, including Directive 2010/73/EU, including any implementation measure in a member state of the European Economic Area.

7.	Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Exchanging Holders to deliver, the Exchanged Old Notes (if applicable) and the Cash Purchase Price (if applicable) and of the Company to deliver the New Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company and the Guarantor on the one hand, and of the Investor on the other contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

8.	Covenant and Acknowledgment of the Guarantor. At or prior to 8:00 a.m., New York City time, on the first business day after the date hereof, the Guarantor shall issue a press release announcing the New Note Offering, which press release the Guarantor acknowledges and agrees will disclose all confidential information (as described in the Wall Cross Email) to the extent either the Guarantor or the Company believes such confidential information constitutes material non-public information, if any, with respect to the New Note Offering or otherwise communicated by the Guarantor or the Company to the Investor in connection with the New Note Offering.

9.	Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Account to the Company substantially in the form of Exhibit C hereto.

10.	Waiver, Amendment. Neither this Exchange/Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.	Assignability. Neither this Exchange/Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Guarantor, the Company or the Investor without the prior written consent of the other parties.

12.	Taxation. The Investor acknowledges that, if the Investor is a United States person for U.S. federal income tax purposes, either (1) the Company must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto, and a certification, under penalty of perjury, that such TIN is correct, that the Investor is not subject to backup withholding and that the Investor is a United States person, or (2) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if the Investor is not a United States person for U.S. federal income tax purposes, (1) the Company must be provided the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that non-U.S. Investor’s foreign status, and (2) the Investor may be subject to U.S. federal withholding or U.S. federal backup withholding tax on certain payments made to the Investor unless the Investor properly establishes an exemption from, or a reduced rate of, withholding or backup withholding.

13.	Waiver of Jury Trial. EACH OF THE GUARANTOR, THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE/SUBSCRIPTION AGREEMENT.

14.	Governing Law. THIS EXCHANGE/SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.	Submission to Jurisdiction. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16.	Venue. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Exchange/Subscription Agreement in any court referred to in Section 15. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.	Service of Process. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Exchange/Subscription Agreement will affect the right of any party to this Exchange/Subscription Agreement to serve process in any other manner permitted by law.

18.	Agent for Service of Process. The Guarantor hereby irrevocably appoints and designates James Lightman (the “Agent for Service of Process”), having an address at 1023 Cherry Road, Memphis, Tennessee 38117 as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Guarantor agrees that service of process upon such party shall constitute personal service of such process on such person. The Guarantor shall maintain the designation and appointment of the Agent for Service of Process at such address until all obligations under this Exchange/Subscription Agreement shall have been completed in total. If the Agent for Service of Process shall cease to so act, the Guarantor shall immediately designate and shall promptly deliver to the Investor and the Placement Agent evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.

19.	Section and Other Headings. The section and other headings contained in this Exchange/Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange/Subscription Agreement.

20.	Counterparts. This Exchange/Subscription Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange/Subscription Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

21.	Notices. All notices and other communications to the Guarantor or the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Wright Medical Inc. 1023 Cherry Road Memphis Tennessee 38117 Attn: James Lightman E-mail: jim.lightman@wright.com

If to the Guarantor:	Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam, The Netherlands Attn: James Lightman E-mail: jim.lightman@wright.com

In each case, with a copy to (which shall not constitute notice):	Ropes & Gray LLP Three Embarcadero Center San Francisco, California 94111 Attn: Thomas Holden E-mail: Thomas.holden@ropesgray.com

22.	Binding Effect. The provisions of this Exchange/Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

23.	Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Guarantor and the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor contained in this Exchange/Subscription Agreement to be false or incorrect in any material respect.

24.	Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Guarantor, the Company and the Investor (for itself and on behalf of each Account) made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Exchange/Subscription Agreement to the extent provided in this Section 24.

25.	Severability. If any term or provision (in whole or in part) of this Exchange/Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange/Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Exchanging Holder) has executed this Exchange/Subscription Agreement as of the date first written above.

The Investor

By
Name:
Title:
Legal Name:

[Signature Page to Exchange/Subscription Agreement]

ACCEPTED AND AGREED:

WRIGHT MEDICAL GROUP, INC. as the Company

By
Name:
Title:

WRIGHT MEDICAL GROUP N.V. as the Guarantor

By
Name:
Title:

[Signature Page to Exchange/Subscription Agreement]

EXHIBIT A TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

The Exchange Ratio:

Name of Exchanging Holder	Aggregate Principal Amount of Exchanged Old Notes	CUSIP – Exchanged Old Notes	Aggregate Principal Amount of Exchanged New Notes	CUSIP – Exchanged New Notes
98235T AF4

EXHIBIT B TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

NOTICE OF EXCHANGE/SUBSCRIPTION PROCEDURES

Attached are Exchange/Subscription Procedures for the settlement of the Wright Medical Group, Inc. (the “Company”) exchange and/or subscription of its 1.625 % Cash Exchangeable Senior Notes due 2023 (the “New Notes”) pursuant to the Exchange/Subscription Agreement, dated as of June 20, 2018, between you and the Company which is expected to occur on or about June 28, 2018. To ensure timely settlement, please follow the instructions for exchanging your Wright Medical Group, Inc.’s 2.00% Cash Convertible Senior Notes due 2020 (the “Old Notes”) (if applicable) and/or subscribing for New Notes (if applicable) as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the New Notes.

If you have any questions, please contact [    ].

Thank you.

OPTION A – EXCHANGING OLD NOTES FOR NEW NOTES ONLY

Delivery of Old Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on June 28, 2018, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for transfer to The Bank of New York Mellon Trust Company, N.A. (DTC Participant No. 901), the aggregate principal amount1 of Exchanged Old Notes (CUSIP/ISIN # 98235T AE7 / US98235TAE73) set forth in column 2 of Exhibit A of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on June 28, 2018, no later than 9:00 a.m., New York City time.

To receive New Notes

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on June 28, 2018, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from The Bank of New York Mellon Trust Company, N.A. for the aggregate principal amount2 of Exchanged New Notes (CUSIP/ISIN # 98235T AF4 / US98235TAF49) set forth in column 4 of Exhibit A of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on June 28, 2018, no later than 9:00 a.m., New York City time.

You must complete BOTH steps described above in order to complete the exchange of Old Notes for New Notes.

[1]	Note that the DWAC instruction should specify the principal amount, not the number, of Exchanged Old Notes.
[2]	Note that the DWAC instruction should specify the principal amount, not the number, of New Notes.

OPTION B – PURCHASING NEW NOTES ONLY (WITHOUT AN EXCHANGE OF OLD NOTES)

To receive New Notes

You must BOTH:

1.	Direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on June 28, 2018, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from The Bank of New York Mellon Trust Company, N.A. for the aggregate principal amount of New Notes (CUSIP/ISIN # 98235T AF4 / US98235TAF49) set forth in Exhibit D of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on June 28, 2018, no later than 9:00 a.m., New York City time.

AND

2.	No later than 9:00 p.m., New York City time, on Thursday June 28, 2018, you must pay the Cash Purchase Price[3] by wire transfer of immediately available funds to the following account of the Company:

ABA Routing Number:

Beneficiary Account Name:

SWIFT Code:

Beneficiary Account Number:

[3]	The Cash Purchase Price is the amount of cash that you must wire to the Company in connection with your purchase of New Notes. The Cash Purchase Price is set forth in Exhibit D to your Exchange/Subscription Agreement.

OPTION C – EXCHANGING OLD NOTES FOR NEW NOTES AND PURCHASING NEW NOTES

For that portion of New Notes being acquired by means of an exchange for Old Notes, you must follow the steps outlined in Option A above.

For that portion of New Notes you are acquiring in addition to those acquired pursuant to Option A above, you must follow the steps outlined in Option B above.

SETTLEMENT

On June 28, 2018, after the Company receives your Old Notes (if applicable) and/or your Cash Purchase Price (if applicable) and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Exchange/Subscription Agreement, the Company will deliver your New Notes in accordance with the delivery instructions set forth above.

EXHIBIT C TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

Holder Settlement Details

These settlement instructions are to be delivered to the Company for each Exchanging Holder no later than one (1) business day after the date of the Exchange/Subscription Agreement.

Name of Investor:

Investor Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

Exchanged Old Notes

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

For Delivery of Exchanged New Notes (if different from Exchanged Old Notes) and/or New Notes

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

EXHIBIT D TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

Participating Accounts, Allocation of Aggregate Principal Amount of New Notes and Cash Purchase Price:

Name of Subscribing Holder	Aggregate Principal Amount of New Notes	CUSIP – New Notes	Purchase Price
98235T AF4
Total (the “Cash Purchase Price”):